UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005

SOLEXA, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 5, 2005, Solexa, Inc. (“Solexa”) entered into an indemnity agreement (the “Agreement”) with Linda M. Rubinstein, Solexa’s vice president and chief financial officer, which provides, among other things, that Solexa will indemnify Ms. Rubinstein under the circumstances and to the extend provided for therein, for certain expenses she may be required to pay in connection with certain claims which she may be made a party by reason of her position as chief financial officer of Solexa, and otherwise to the fullest extent permitted under Delaware law and Solexa’s Bylaws. A copy of the Agreement is attached hereto as Exhibit 10.57 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

10.57	Indemnity Agreement, dated as of April 5, 2005, by and between Solexa, Inc. and Linda M. Rubinstein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLEXA, INC.
Dated: April 8, 2005	By:	/s/ John West
		Name:	John West
		Title:	Chief Executive Officer

EXHIBITS

Exhibit
No.	Description
10.57	Indemnity Agreement, dated as of April 5, 2005, by and between Solexa, Inc. and Linda M. Rubinstein.